EXHIBIT (h)(4)


                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (the "Agreement") is made as of October 5, 1999 by and between Babson-Stewart Ivory International Limited Partnership III, a Delaware limited partnership (the "Limited Partnership"), and The DLB Fund Group, a Massachusetts business trust ("The DLB Fund Group"), on behalf of The DLB Stewart Ivory International Fund (the "Mutual Fund").

         The Limited Partnership and The DLB Fund Group hereby agree as follows:
                                                              a)
         1.  Plan of Reorganization.

         (a) The Limited Partnership will sell, assign, convey, transfer and deliver to the Mutual Fund on the Exchange Date (as defined in Section 6) all of its properties and assets existing at the Valuation Time (as defined in Section 4(b)). In consideration therefor, the Mutual Fund shall, on the Exchange Date, assume all of the liabilities of the Limited Partnership existing at the Valuation Time and deliver to the Limited Partnership a number of full and fractional shares of beneficial interest of the Mutual Fund (the "Mutual Fund Shares") having an aggregate net asset value equal to the value of the assets of the Limited Partnership transferred to the Mutual Fund on the Exchange Date less the value of the liabilities of the Limited Partnership assumed by the Mutual Fund on such date.

         (b) Upon consummation of the transactions described in paragraph (a) of this Agreement, the Limited Partnership shall distribute the Mutual Fund Shares in complete liquidation to its holders of Units (as defined below) ("Unitholders") of record as of the Exchange Date, each Unitholder being entitled to receive that proportion of such Mutual Fund Shares that the number of Units (as defined in the Agreement of Limited Partnership of the Limited Partnership (the "Agreement of Limited Partnership")) of the Limited Partnership held by such Unitholder bears to the number of such Units of the Limited Partnership outstanding on such date. Certificates representing the Mutual Fund Shares will not be issued.

         (c) The Limited Partnership will pay or cause to be paid to the Mutual Fund any interest, cash or such dividends, rights and other payments received by it on or after the Exchange Date with respect to the assets of the Limited Partnership contributed to the Mutual Fund as contemplated in Section 1(a) hereof, whether accrued or contingent, received by it on or after the Exchange Date. Any such distribution shall be deemed included in the assets transferred to the Mutual Fund at the Exchange Date and shall not be separately valued unless the securities in respect of which such distribution is made shall have gone "ex" such distribution prior to the Exchange Date, in which case any such distribution which remains unpaid at the Exchange Date shall be included in the determination of the value of the assets of the Limited Partnership acquired by the Mutual Fund.

         (d) As promptly as practicable after the Exchange Date, the Limited Partnership shall, to the extent not already done, be discontinued pursuant to the Agreement of Limited Partnership and applicable law, and its legal existence terminated.

         2. Representations and Warranties of the Mutual Fund. The DLB Fund Group, on behalf of the Mutual Fund, represents and warrants to and agrees with the Limited Partnership that:

         (a) The Mutual Fund is a series of shares of The DLB Fund Group, a Massachusetts business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts, and has power to own all of its properties and assets and to carry out its obligations under this Agreement. Each of The DLB Fund Group and the Mutual Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted and to carry out this Agreement.

         (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of The DLB Fund Group. Assuming the due authorization, execution and delivery of this Agreement by the Limited Partnership, this Agreement has been duly executed and delivered by The DLB Fund Group and constitutes the valid, binding and enforceable obligation of The DLB Fund Group and the Mutual Fund, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

         (c) There are no material contracts outstanding to which the Mutual Fund is a party, other than as are disclosed in the Registration Statement of The DLB Fund Group on Form N-1A, filed with the Securities and Exchange Commission (the "Commission"), including all amendments and supplements thereto (the "Registration Statement").

         (d) The DLB Fund Group is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

         (e) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Mutual Fund of the transactions contemplated by this Agreement, except such as may be required under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, or state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico).


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

         (f) The Mutual Fund has no assets or liabilities and has not engaged in any business prior to the Exchange Date, other than the issuance of initial shares (the "Initial Shares") to David L. Babson and Company Incorporated ("Babson") in exchange for cash.

         (g) The issuance of shares of the Mutual Fund pursuant to the Exchange will be in compliance with all applicable federal and state securities laws.

         (h) The Mutual Fund Shares to be transferred by the Mutual Fund to the Limited Partnership have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and nonassessable by the Mutual Fund, and no shareholder of the Mutual Fund will have any preemptive right of subscription or purchase in respect thereof.

         (i) There are no material legal, administrative or other proceedings pending or, to the knowledge of the Mutual Fund threatened against the Mutual Fund which assert liability or may, if successfully prosecuted to their conclusion, result in liability on the part of the Mutual Fund.

         (j) The Initial Shares have been offered for sale and sold in conformity with all applicable federal and state securities laws; no shares of the Mutual Fund other than the Initial Shares have been issued by the Mutual Fund prior to the Exchange Date.

         3. Representations and Warranties of the Limited Partnership. The Limited Partnership represents and warrants to and agrees with the Mutual Fund that:

         (a) The Limited Partnership is a limited partnership duly established and validly existing under the laws of the State of Delaware, and has power to carry on its business as it is now being conducted and to carry out its obligations under this Agreement. The Limited Partnership has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted and to carry out this Agreement.

         (b) There are no material contracts outstanding to the knowledge of the Limited Partnership to which the Limited Partnership is a party, other than as disclosed in Schedule 3(b) attached hereto.

         (c) A statement of assets and liabilities, statement of operations, statement of changes in net assets and statement of portfolio investments (indicating their market values) of the Limited Partnership for the fiscal year ended December 31, 1998, such statements and schedule having been audited by Deloitte & Touche, independent accountants, have been furnished to The DLB Fund Group, and an interim statement of assets and liabilities, statement of operations, statement of changes in net assets and statement of portfolio investments (indicating their market values) of the Limited Partnership for the fiscal period from January 1,

1999 through September 30, 1999. Such statements of assets and liabilities and schedule of investments (fairly present the financial position of the Limited Partnership as of December 31, 1998 and September 30, 1999, respectively, and such statements of operations and changes in net assets fairly reflect the results of its operations and changes in net assets for the respective periods covered thereby in conformity with generally accepted accounting principles.

         (d) Since December 31, 1998, the business of the Limited Partnership has been conducted in the ordinary course, and the Limited Partnership has incurred no material liabilities since such date.

         (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of the Limited Partnership, threatened against the Limited Partnership which assert liability or may, if successfully prosecuted to their conclusion, result in liability on the part of the Limited Partnership, other than as have been disclosed in the financial statements or the notes thereto referred to in paragraph (c) above.

         (f) The Limited Partnership has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of December 31, 1998 and those incurred in the ordinary course of the Limited Partnership's business since such date. Prior to the Exchange Date, the Limited Partnership will advise The DLB Fund Group of all material liabilities, contingent or otherwise, incurred by it subsequent to December 31, 1998, whether or not incurred in the ordinary course of business.

         (g) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Limited Partnership of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, or state securities or blue sky laws.

         (h) All of the issued and outstanding Units of the Limited Partnership have been offered for sale and sold in conformity with all applicable federal and state securities laws.

         (i) The Limited Partnership has filed or will file all federal and state tax returns which, to the knowledge of the Limited Partnership, are required to be filed by the Limited Partnership and has paid or will pay all federal and state taxes shown to be due on said returns or on any assessments received by the Limited Partnership and has delivered or will deliver all reports or other documents required to be delivered by the Limited Partnership to its limited partners in compliance with any applicable federal and state tax laws. All tax liabilities of the Limited Partnership have been adequately provided for on its books, and to the knowledge of the Limited Partnership, no tax deficiency or liability of the Limited Partnership has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

         (j) At both the Valuation Time and the Exchange Date, the Limited Partnership will have full right, power and authority to sell, assign, transfer and deliver the Limited Partnership Net Assets and any other assets and liabilities of the Limited Partnership to be transferred to the Mutual Fund pursuant to this Agreement. At the Exchange Date, subject only to the delivery of the Limited Partnership Net Assets and any such other assets and liabilities as contemplated by this Agreement, the Mutual Fund will acquire good and marketable title to the Limited Partnership Net Assets and any such other assets and liabilities subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof.

         (k) At both the Valuation Time and the Exchange Date, all Limited Partnership Net Assets and any other assets and liabilities to be transferred to the Mutual Fund pursuant to this Agreement will not violate any of the investment restrictions or policies of the Mutual Fund set forth in The DLB Fund Group Prospectus.

         4. Exchange Date. The net asset value of the shares of the Mutual Fund to be delivered in exchange for assets and liabilities of the Limited Partnership and the value of the assets and liabilities transferred by the Limited Partnership to the Mutual Fund on the Exchange Date (the "Limited Partnership Net Assets") shall in each case be determined as of the Exchange Date.

         (a) The net asset value of the shares of the Mutual Fund shall be computed in the manner set forth in the prospectus and statement of additional information of The DLB Fund Group (collectively, "The DLB Fund Group Prospectus"), each to be dated the date of effectiveness (the "Effective Date") of the Registration Statement of The DLB Fund Group which relates to shares of beneficial interest of the Mutual Fund. The value of the assets and liabilities of the Limited Partnership at the Valuation Time shall be determined by the Mutual Fund, in cooperation with the Limited Partnership, pursuant to procedures which the Mutual Fund would use in determining the fair market value of the Mutual Fund's assets and liabilities.

         (b) The Valuation Time shall be 4:15 p.m. Boston time on October 29, 1999 or such earlier or later day as may be mutually agreed upon in writing by the parties hereto (the "Valuation Time").

         5. Expenses, Fees, etc. All fees and expenses, including legal and accounting expenses or other similar expenses incurred in connection with the consummation by the Limited Partnership and the Mutual Fund of the transactions contemplated by this Agreement, will be paid by Babson-Stewart Ivory International.

         (a) Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to the other party for any damages resulting therefrom, including, without limitation, consequential damages.

         6. Exchange Date. Delivery of the Limited Partnership Net Assets and the delivery of the Mutual Fund Shares to be issued shall be made at 10:00 a.m. on the next full business day following the Valuation Time, or at such other time and date agreed to by the Mutual Fund and the Limited Partnership, the time and date upon which such delivery is to take place being referred to herein as the "Exchange Date."

         7. Covenants as to Discontinuance, Securities Laws and Miscellaneous Matters.

         (a) The Limited Partnership agrees that the liquidation and discontinuance of the Limited Partnership will be effected in the manner provided in the Agreement of Limited Partnership in accordance with applicable law, and that on and after the Exchange Date, the Limited Partnership shall not conduct any business except in connection with its liquidation and discontinuance.

         (b) The DLB Fund Group has filed the Registration Statement with the Commission on behalf of the Mutual Fund. Each of the Limited Partnership and the Mutual Fund will cooperate with the other, and each will furnish to the other the information relating to itself required by the 1933 Act and the rules and regulations thereunder to be set forth in the Registration Statement.

         (c) The Limited Partnership agrees that it will reregister or cause to be reregistered in the name of the Mutual Fund all Limited Partnership Net Assets contemporaneously with or as soon as possible after the Exchange Date.

         (d) The DLB Fund Group will furnish on or prior to the Exchange Date to the Limited Partnership The DLB Fund Group Prospectus, and The DLB Fund Group hereby represents and warrants that the DLB Fund Group Prospectus, when furnished to the Limited Partnership will not contain, with respect to the Mutual Fund, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to The DLB Fund Group by the Limited Partnership for use in The DLB Fund Group Prospectus.

         (e) The Mutual Fund will "check the box" to elect to be treated as a corporation for tax purposes, effective as of the Exchange Date, and at all times during its taxable year commencing on the Exchange Date and be registered as an open-end management investment company under the 1940 Act. It will also be diversified within the meaning of Section 851(b)(3) of the Code, so that it may qualify for taxation as a "regulated investment company" under Sections 851 and 852 of the Code for that year.

         8. Conditions to the Limited Partnership's and the Mutual Fund's Obligations. The obligations of the Limited Partnership and the Mutual Fund hereunder to consummate the Exchange shall be subject to the satisfaction of each of the following conditions:

         (a) That the Registration Statement with respect to the Mutual Fund shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of The DLB Fund Group or the Mutual Fund, threatened by the Commission.

         (b) That the Mutual Fund shall have received from the Commission, any relevant state securities administrator or any other governmental department or agency such order or orders as Babson deems reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act, or any applicable state securities or blue sky laws in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

         9. Conditions to the Mutual Fund's Obligations. The obligations of the Mutual Fund hereunder to consummate the Exchange shall be subject to the satisfaction of each of the following conditions:

         (a) That all representations and warranties in Section 3 hereof shall be true and correct in all material respects at the Exchange Date with the same effect as if made at that time.

         (b) That the Limited Partnership shall have furnished to the Mutual Fund a statement, dated the Exchange Date, signed by the Limited Partnership's general partner certifying that as of the Exchange Date all representations and warranties of the Limited Partnership made in this Agreement are true and correct in all material respects as if made at and as of the Exchange Date and the Limited Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Exchange Date.

         (c) That there shall not be any material litigation pending, or to the knowledge of the Limited Partnership threatened, against the Limited Partnership with respect to any of the matters contemplated by this Agreement.

         (d) That the Limited Partnership's custodian shall have delivered to the Mutual Fund a certificate identifying all of the Limited Partnership Net Assets held by such custodian as of the Exchange Date.

         10. Conditions to the Limited Partnership's Obligations. The obligations of the Limited Partnership hereunder to consummate the Exchange shall be subject to the satisfaction of each of the following conditions:

         (a) That all representations and warranties in Section 2 and Section 7(d) hereof shall be true and correct in all material respects at the Exchange Date with the same effect as if made at that time.

         (b) That the Mutual Fund shall have furnished to the Limited Partnership a statement, dated the Exchange Date, signed by The DLB Fund Group's President or any Vice President certifying that as of the Exchange Date all representations and warranties of the Mutual Fund made in this Agreement are true and correct in all material respects as if made at and as of the Exchange Date, and that the Mutual Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Exchange Date.

         (c) That there shall not be any material litigation pending, or to the knowledge of Babson threatened, against The DLB Fund Group or the Mutual Fund with respect to the matters contemplated by this Agreement.

         11. Termination. The Limited Partnership and The DLB Fund Group may, by mutual consent of the general partner of the Limited Partnership and the trustees of The DLB Fund Group, terminate this Agreement, and the Limited Partnership or The DLB Fund Group may waive any condition to the other party's obligations hereunder.

         12. Covenants, etc. Deemed Material. All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

         13. Sole Agreement; Amendments. This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto, and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

         14. Agreement and Declaration of Trust. A copy of the Agreement and Declaration of Trust of The DLB Fund Group is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the trustees of The DLB Fund Group on behalf of The DLB International Fund, as trustees and not individually, and that the obligations of this instrument are not binding upon any of the trustees, officers or shareholders of The DLB Fund Group individually but are binding only upon the assets and property of The DLB International Fund.

         This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.

         IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization as of the date first above written.

                                         THE DLB FUND GROUP, ON BEHALF OF
                                         THE DLB STEWART IVORY
                                         INTERNATIONAL FUND



                                         By:___________________________
                                            Name:
                                            Title:


                                         BABSON-STEWART IVORY INTERNATIONAL
                                         LIMITED PARTNERSHIP III

                                         By: Babson-Stewart Ivory International,
                                             its general partner


                                         By:___________________________
                                            Name:
                                            Title:


                                         By:___________________________
                                            Name:
                                            Title:


                                         BABSON-STEWART IVORY
                                         INTERNATIONAL, for the
                                         limited purpose of bearing
                                         expenses pursuant to
                                         Section 5 of this Agreement
                                         and Plan of Reorganization



                                         By:___________________________
                                            Name:
                                            Title:


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